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                                                                      EXHIBIT 21



                     COMPUTER NETWORK TECHNOLOGY CORPORATION

                         Subsidiaries of the Registrant


CNT INTERNATIONAL LTD.
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     -    Incorporated under the English Companies Act

     -    d/b/a CNT International Ltd. and CNTI


CNT FRANCE S.A.
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     -    Incorporated under French law

     -    d/b/a CNT France S.A. and CNTF


COMPUTER NETWORK TECHNOLOGY GMBH
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     -    Incorporated under German law


CNTFS CORPORATION
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     -    Incorporated under Virgin Islands law


CNTWARE VERNETZUNGSSYSTEME GMBH (51%)
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     -    Incorporated under German law

     -    d/b/a CNTware


COMPUTER NETWORK TECHNOLOGY (ASIA PACIFIC) PTY. LTD.
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     -    Incorporated under Australian Law

     -    d/b/a CNT A/P


CNT CHINA LIMITED
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     -    Incorporated under Hong Kong Law


CNT JAPAN K.K.
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     -    Incorporated under Japanese Law